Deed of Novation
between

Ceres Managed Futures LLC

Ceres Orion L.P.

John Street Capital LLP
and
John Street Capital Limited
relating to
the novation of the Management Agreement

THIS DEED is dated 13 December 2019 and made

BETWEEN:

(1) CERES MANAGED FUTURES LLC, (the “LLC”), a Delaware limited liability company and having its registered office at 1209 Orange Street, Wilmington, DE 19801;

(2) CERES ORION L.P. (the “Partnership” and together with the LLC, the “Counterparty”), a New York Limited partnership and having its principal office at 522 Fifth Avenue, New York, New York 10036;

(3) JOHN STREET CAPITAL LLP, (the “LLP”), a limited liability partnership incorporated in England and Wales under partnership number OC373899 and having its registered office at 29-30 Ely Place, London EC1N 6TD; and

(3) JOHN STREET CAPITAL LIMITED, (the “Company”), a private limited company incorporated in England and Wales under company number 12142117 and having its registered office at 29-30 Ely Place, London EC1N 6TD.

Background:

(A)
Pursuant to the management agreement between the LLC, the Partnership and LLP, dated February 1, 2019 (the “Original Agreement”), whereby, inter alia, certain terms and conditions were set forth outlining the basis upon which the LLP would render and implement advisory services in connection with the conduct by the Partnership of its commodity interest trading activities during the term of the Original Agreement.

(B)
The LLP now wishes to novate the Original Agreement to the Company and wishes to be released and discharged from the further performance of its obligations under the Original Agreement and the Counterparty has agreed to so release and discharge the LLP upon the terms that the Company shall undertake to perform and observe the relevant obligations in place of the LLP.

(C)
The Company is a commodity trading advisor registered with the U.S. Commodity Futures Trading Commission, is a member of the National Futures Association (“NFA”) and is registered with and supervised by the Financial Conduct Authority in the United Kingdom.

(D)	On or about the effective date of this Agreement, the Company changed its name from JSCM Limited to John Street Capital Limited and retained the same company number 12142117.

NOW IT IS HEREBY AGREED as follows:
1.	Interpretation
1.1	Definitions
In this Deed, where the context admits, “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for ordinary banking business in London.

1.2	Construction of certain references
(A)	The headings and sub-headings are inserted for convenience only and shall not affect the construction of this Deed.
(B)	References to Clause(s) are, unless otherwise stated, references to clause(s) of this Deed.
(C)	References to any party include its successors and permitted assigns.
(D)	Capitalised terms used herein and not defined shall have the meanings given to them in the Original Agreement.
2.	Novation
(A)
The LLP transfers all its rights and obligations under the Original Agreement to the Company and the Company agrees with and undertakes to the Counterparty that it will duly fulfil, perform, observe and comply with the duties, obligations and undertakings on the part of the LLP to be fulfilled, performed, observed and complied with under or by virtue of the Original Agreement and to be bound by such terms thereof in all respects as if the Company had been named in the Original Agreement as a party thereto in place of the LLP;

(B)	the parties hereby agree that the Company shall assume all of the liabilities of the LLP arising under the Original Agreement;
(C)	the Counterparty acknowledges and agrees that the Company is entitled to the full benefit of the Original Agreement and to enforce the rights of the LLP under the Original Agreement;
(D)
the Counterparty hereby releases and discharges the LLP from the performance of its duties, undertakings and obligations under the Original Agreement to the Counterparty and from all claims, demands and liability whatsoever in respect thereof, whether known or unknown to the Counterparty and the LLP releases and discharges the Counterparty from the performance of its duties, undertakings and obligations under the Original Agreement to the LLP and from all claims, demands and liability whatsoever in respect thereof whether known or unknown to the LLP;

(E)	the Company acknowledges and agrees that the Counterparty is entitled to the full benefit of the Original Agreement and to enforce its respective rights thereunder against the Company;
(F)
the LLP agrees with the Counterparty that it shall forfeit and surrender in favour of the Company any rights, benefits and entitlements under the Original Agreement and that it shall not be entitled to bring any claim or demand under or in connection with the Original Agreement against the Counterparty; and

(G)	references in the Original Agreement to the “Advisor” or “John Street” shall be construed to refer to the Company and the Original Agreement shall be construed mutatis mutandis.
(H)
Without prejudice to Clause 2, the parties hereby agree that for the purposes of any provisions in the Original Agreement relating to the calculation and payment of any fees or other monies the entry into, execution and taking effect of this Deed, shall not be treated as a termination of the Original Agreement.

3.	Entire agreement
3.1
This Deed, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

3.2
Each party acknowledges that it has not been induced to enter into this Deed by any representation or warranty other than those contained in this Deed and, having negotiated and freely entered into this Deed, agrees that it shall have no remedy in respect of any other such representation or warranty except in the case of fraud.

3.3	No variation of this Deed shall be effective unless made in writing and signed as a Deed by each of the parties.
4.	Further assurance
Each of the parties shall, at the request and cost of the requesting party, execute or procure the execution of such documents and do or procure the doing of such acts and things as the party so requesting may reasonably request for the purpose of giving to the party so requesting the full benefit of all the provisions of this Deed.
5.	Costs
Subject to any express provisions to the contrary each party to this Deed shall pay its own costs of and incidental to the negotiation, preparation, execution and carrying into effect of this Deed.
6.	Reservation of rights
6.1	The rights, powers, privileges and remedies provided in this Deed are cumulative and are not exclusive of any rights, powers, privileges or remedies provided by law or otherwise.
6.2
No failure to exercise nor any delay in exercising by any party to this Deed of any right, power, privilege or remedy under this Agreement shall impair or operate as a waiver thereof in whole or in part.

6.3
No single or partial exercise of any right, power, privilege or remedy under this Deed shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

7.	Severability
If any provision of this Deed shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, such provision shall be deemed to be deleted from this Deed as if it had not originally been contained in this Deed and the legality, validity and enforceability of the remainder of this Deed in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Deed in any other jurisdiction shall not be affected.  Notwithstanding the foregoing in the event of such deletion the parties shall negotiate in good faith in order to agree the terms of a mutually acceptable and satisfactory alternative provision in place of the provision so deleted.
8.	Counterparts
This Deed may be executed in any number of counterparts, which shall together constitute one Deed.  Any party may enter into this Deed by signing any such counterpart.

9.	Notices
9.1
Any notice or other communication required to be given under this Deed or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in clause 9.2 and may be:

(A)	personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or
(B)	sent by first class pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting; or
(C)
sent by electronic mail, in which case it shall be given at the time it left the e-mail gateway of the server, provided that any e-mail sent on any day which is not a Business Day or after 17.00 hours (London time) on any Business Day shall be deemed to have been received at 08.00 hours (London time) on the next Business Day.

9.2	The addresses and other details of the parties referred to in clause 9.1 are, subject to clause 9.3:
The LLC or to the Partnership

Name:	Ceres Managed Futures LLC

For the attention of:	Patrick Egan

Address:	522 Fifth Avenue, New York, New York, 10036

Email:	patrick.egan@morganstanley.com

The LLP or the Company

Name:	John Street Capital Limited

For the attention of:	Robert Pettit

Address:	29-30 Ely Place, London EC1N 6TD

Email:	legal@johnstreetcapital.com

9.3	Any party may change any or all of the details specified in clause 9.2 upon notice to the other parties specified in clause 9.2.
10.	Law and jurisdiction
10.1	New York law
Any contractual or non-contractual obligations arising from or connected with this Deed shall be governed by and construed in accordance with the laws of the State of New York.

10.2	Arbitration
The parties agree that any dispute or controversy arising out of or relating to this Novation Agreement or the interpretation thereof, shall be settled by arbitration in accordance with the rules, then in effect, of NFA or, if NFA shall refuse jurisdiction, then in accordance with the rules, then in effect, of the American Arbitration Association; provided, however, that the power of the arbitrator shall be limited to interpreting this Novation Agreement as written and the arbitrator shall state in writing his reasons for his award, and further provided, that any such arbitration shall occur within the Borough of Manhattan in New York City. Judgement upon any award made by the arbitrator may be entered in any court of competent jurisdiction.
10.3	Deed
The parties intend this Deed to be a deed and agree to execute and deliver it as a deed.
10.4	Contracts (Rights of Third Parties) Act 1999
No person other than the parties hereto shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties have executed this Deed as a deed the day and year first above written.
SIGNED by	)
for and on behalf of	)
CERES MANAGED FUTURES LLC	)
as its Deed	)
in the presence of:	)

Name of Witness:

Signature of Witness:

Address of Witness:

Occupation of Witness:

SIGNED by	)
for and on behalf of	)
CERES ORION L.P.	)
)
By: Ceres Managed Futures LLC	)
(General Partner))
)
as its Deed	)
in the presence of:	)

Name of Witness:

Signature of Witness:

Address of Witness:

Occupation of Witness:

SIGNED by	)
for and on behalf of	)
JOHN STREET CAPITAL LLC	)
as its Deed	)
in the presence of:	)

Name of Witness:

Signature of Witness:

Address of Witness:

Occupation of Witness:

SIGNED by	)
for and on behalf of	)
JOHN STREET CAPITAL LIMITED	)
as its Deed	)
in the presence of:	)

Name of Witness:

Signature of Witness:

Address of Witness:

Occupation of Witness: